Exhibit 5.1

MACHADO, MEYER, SENDACZ E OPICE

A D V O G A D O S

ESCRITÓRIO CENTRAL – SÃO PAULO

AV. BRIG. FARIA LIMA, 3.144 – 11º ANDAR

01451 000 SÃO PAULO, SP, BRASIL

TEL. 55 11 3150-7000 • FAX 55 11 3150-7071

mmso@mmso.com.br

www.machadomeyer.com.br

BRASÍLIA • RIO DE JANEIRO • SALVADOR • PORTO ALEGRE • BELO HORIZONTE • FORTALEZA • NOVA IORQUE

São Paulo, June 5, 2009

Vivo Participações S.A.

Av. Dr. Chucri Zaidan, 860

Morumbi, 04583-110

São Paulo, SP, Brazil

Telemig Celular Participações S.A.

Rua Levindo Lopes, 258,

Funcionários, 30140-170

Belo Horizonte, MG, Brazil

Ladies and Gentlemen,

We have acted as Brazilian counsel to Vivo Participações S.A. (“Vivo Part.”), to Telemig Celular Participações S.A. (“TCP”) and Telemig Celular S.A. (“TC”) in connection with the proposed merger of 100% of the shares of TC not already owned by Vivo Part. and its affiliates into TCP, the proposed merger of 100% of the shares of TCP not already owned by Vivo Part. and its affiliates into Vivo Part. (together, “Mergers of Shares”) and the related filing by TCP and Vivo Part. on June 5, 2009 of the Registration Statement on Form F-4 (“TCP and Vivo Part. Form F-4”) with the U.S. Securities and Exchange Commission

We hereby confirm that after the approval of the Merger of Shares by the special shareholders’ meetings of TCP, TC and Vivo Part. the shares to be issued by TCP and Vivo Part. under the Mergers of Shares will be validly issued, fully paid in and non-assessable assuming that the management of Vivo Part. ratifies the Merger of Shares within the 10-day period after the end of the withdrawal rights period referenced in the TCP and Vivo Part. Form F-4.

We hereby consent to the filing of this opinion as an exhibit to the TCP and Vivo Part. Form F-4 and to any related supplemental registration statement filed pursuant to the rules thereto and to the reference to our name under the caption “Part Five: The Restructuring Background, Special Committees and Board Positions,” “Part Seven: Additional Information for Shareholders-Enforceability of Civil Liabilities Under U.S. Securities Laws” and “Part Eight: Legal and Regulatory Matters-Legal Matters” of the TCP and Vivo Part. Form F-4.

Very truly yours,

/s/ MACHADO, MEYER, SENDACZ E OPICE ADVOGADOS

MACHADO, MEYER, SENDACZ E OPICE ADVOGADOS